EXHIBIT 4.03

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of March 15, 2012, is entered into by and between URS CORPORATION (“Parent”), a Delaware corporation, URS Fox US LP, a Delaware limited partnership and wholly owned subsidiary of Parent (“Fox LP” and, together with Parent, the “Issuers”), the Guarantors listed in Schedule I hereto (the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers and the Trustee have heretofore executed and delivered an Indenture, dated as of March 15, 2012 (the “Indenture”), providing for the issuance by the Issuers from time to time of its debt securities to be issued in one or more series, and the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the First Supplemental Indenture, dated as of March 15, 2012, providing for the issuance by the Issuers of the 2017 Notes (as defined below);

WHEREAS, Sections 2.1 and 9.1 of the Indenture provide, among other things, that the Issuers and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Indenture to provide for specific terms applicable to any series of Securities;

WHEREAS, Section 2.1 of the Indenture provides, among other things, that there shall be established in or pursuant to a Board Resolution of each of the Issuers, and set forth, or determined in the manner provided, in an Officers’ Certificate of each of the Issuers or in an Issuer Order of each of the Issuers, or established in one or more indentures supplemental to the Indenture, prior to the issuance of Securities of any series, whether Securities of the series are entitled to the benefits of any Securities Guarantee of any Guarantor pursuant to the Indenture, the identity of any such Guarantors at the time of initial issuance of the Securities of such series, whether Notations of Guarantees are to be included on such Securities and any terms of such Securities Guarantee with respect to the Securities of the series in addition to those set forth in Article X of the Indenture, or any exceptions to or changes to those set forth in Article X of the Indenture;

WHEREAS, Section 10.1 of the Indenture provides that prior to the authentication and delivery upon original issuance of Securities of any series that are to be guaranteed by a Person, the Issuers, the Trustee and such Person shall have entered into a supplemental indenture pursuant to Section 9.1(k) of the Indenture whereby such Person shall have executed a Securities Guarantee under the Indenture with respect to any series of Securities as to which such Person has been so established pursuant to Section 2.1 of the Indenture as a Guarantor thereof;

WHEREAS, the Issuers intend by this Second Supplemental Indenture to create and provide for the issuance of a new series of debt securities to be designated as the “5.000% Senior Notes due 2022” (the “Notes”);

WHEREAS, the Issuers intend by this Second Supplemental Indenture to provide that the Notes will be entitled to the benefits of the Securities Guarantee of the Guarantors;

WHEREAS, the Guarantors intend by this Second Supplemental Indenture to execute a Securities Guarantee with respect to the Notes;

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WHEREAS, pursuant to Sections 9.1(i) and 9.1(k) of the Indenture, the Trustee, the Issuers and the Guarantors are authorized to execute and deliver this Second Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes; and

WHEREAS, all things necessary to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Issuers and the Guarantors according to their terms, and all actions required to be taken by the Issuers and the Guarantors under the Indenture to make this Second Supplemental Indenture a valid, binding and legal agreement of the Issuers and the Guarantors, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

(b) The following are definitions used in this Second Supplemental Indenture, and to the extent that a term is defined in the Indenture, the definition in this Second Supplemental Indenture shall govern with respect to the Notes.

 “144A Global Note” means one or more Global Notes substantially in the form of Exhibit A hereto bearing the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in global form in reliance on Rule 144A.

 “2017 Notes” means the 3.850% Senior Notes due 2017 of the Issuers that have been issued on the date of this Second Supplemental Indenture.

 “Acquisition” means the proposed acquisition by Parent of Flint Energy Services Ltd. (“Flint”) in accordance with the Arrangement Agreement, pursuant to which Parent will acquire, through a direct or indirect wholly-owned Subsidiary, all of the issued and outstanding common shares of Flint.

 “Additional Interest” has the meaning set forth in the Registration Rights Agreement.

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 “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

 “Arrangement Agreement” means that certain Arrangement Agreement, dated as of February 20, 2012, by and between Parent and Flint Energy Services Ltd. with respect to the Acquisition.

 “Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

 “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

 “Change of Control” means the occurrence of any of the following after the date hereof:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Parent or one of its Subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Parent or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Parent’s Voting Stock representing more than 50% of the voting power of Parent’s outstanding Voting Stock;

(3) Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4) the first day on which the majority of the members of Parent’s Board of Directors cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of Parent.

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 Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because Parent becomes a direct or indirect wholly-owned subsidiary of a holding company if the direct and indirect holders of the Voting Stock of such holding company immediately following the transaction are substantially the same as the holders of Parent’s Voting Stock immediately prior to that transaction.

 “Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two (2) of the three (3) Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Issuers of any Change of Control (or pending Change of Control), and ending sixty (60) days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).  Unless at least two (2) of the three (3) Rating Agencies are providing a rating of the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by at least two (2) of the three (3) Rating Agencies during that Trigger Period.  Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

 “Clearstream” means Clearstream Bank, S.A., or its successors.

 “Comparable Treasury Issue” means, with respect to the Notes, the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes to be redeemed.

 “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

 “Consolidated Net Tangible Assets” means the aggregate amount of the assets (less applicable reserves and other properly deductible items) of Parent and its Subsidiaries after deducting therefrom (1) all current liabilities (excluding any Indebtedness for money borrowed having a maturity of less than twelve (12) months from the date of Parent’s most recent consolidated balance sheet but which by its terms is renewable or extendible beyond twelve (12) months from that date at the option of the borrower) of Parent and its Subsidiaries and (2) intangible assets, including, but not limited to, all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles of Parent and its Subsidiaries, all as set forth on Parent’s most recent consolidated balance sheet and computed in accordance with GAAP.

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 “Continuing Director” means, as of any date of determination, any member of Parent’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected or appointed to Parent’s Board of Directors with the approval of a majority of the Continuing Directors who were members of Parent’s Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Parent’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

 “Credit Agreement” means Parent’s senior credit facility, dated as of October 19, 2011, among Parent, certain of its Subsidiaries and Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders from time to time party thereto, together with all related letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced from time to time, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, or group of lenders.

 “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 1.04 hereof.

 “Distribution Compliance Period” means the forty (40)-day restricted period as defined in Rule 903(b)(3) under the Securities Act.

 “Euroclear” means Euroclear Bank S.A./N.V., or its successor.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

 “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to the Registration Rights Agreement.

 “Exchange Offer” shall have the meaning set forth in the Registration Rights Agreement.

 “Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

 “Fitch” means Fitch Ratings, Inc. and its successors.

 “GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

 “Global Note” means each of the global Notes issued in accordance with Section 1.04 hereof and substantially in the form of Exhibit A attached hereto that is deposited with or on behalf of and registered in the name of the Depositary.

 “Indebtedness” means, with respect to any specified Person, any obligations of such Person, whether or not contingent, in respect of borrowed money (including, without limitation, indebtedness for borrowed money evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof)).  In addition, the term “Indebtedness” includes any Guarantee by the specified Person of Indebtedness of any other Person.

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 “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuers.

 “Indirect Participant” means any entity that, with respect to DTC, clears through or maintains a direct or indirect custodial relationship with a Participant.

 “Initial Purchasers” means the Initial Purchasers set forth on Schedule A to the Purchase Agreement, dated March 8, 2012, by and among the Issuers and such Initial Purchasers relating to the initial purchase and sale of the Notes.

 “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

 “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and, if applicable, the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Issuers under the circumstances permitting the Issuers to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

 “Lien” means any lien, security interest, charge or encumbrance of any kind.

 “Material Subsidiary” means Fox LP, each domestic Subsidiary of Parent that is a Guarantor and any other domestic Subsidiary of Parent which owns a Principal Property.

 “Moody’s” means Moody’s Investors Services, Inc., a subsidiary of Moody’s Corporation, and its successors.

 “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

 “Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof or any other entity.

 “Principal Property” means the land, improvements and buildings (including any leasehold interests therein) constituting a principal corporate office and any engineering, construction, administrative, distribution, sales and marketing or other facility (in each case, whether now owned or hereafter acquired) which is owned or leased by Parent or any of Parent’s Material Subsidiaries, unless such office or facility has a gross book value of less than 2% of Parent’s Consolidated Net Tangible Assets or unless Parent’s Board of Directors or a committee thereof has determined in good faith that such office or facility is not of material importance to the total business conducted by Parent and its Subsidiaries taken as a whole.

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 “Private Placement Legend” means the legend set forth in Section 1.05(a) hereof to be placed on all Notes issued under this Second Supplemental Indenture, except where specifically stated otherwise by the provisions of the Indenture.

 “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

 “Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, the Issuers may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.

 “Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and one other nationally recognized investment banking firm that is a Primary Treasury Dealer (as defined herein) specified from time to time by the Issuers (or each of their respective Affiliates which are Primary Treasury Dealers) and each of their successors; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuers will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer; and (2) any other Primary Treasury Dealer(s) selected by the Issuers.

 “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York time) on the third Business Day preceding such Redemption Date.

 “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Issuers, the Guarantors party thereto, and the Initial Purchasers, relating to the Notes and the 2017 Notes, as such agreement may be amended or supplemented from time to time and, with respect to any debt securities (other than the Notes and the 2017 Notes) issued under the Indenture as part of the same series as the Notes or the 2017 Notes, as applicable, one or more registration rights agreements by and among the Issuers and the other parties thereto, as such agreement(s) may be amended or supplemented from time to time, relating to rights given by the Issuers to the purchasers of such additional debt securities to register such additional debt securities under the Securities Act.

 “Regulation S” means Regulation S promulgated under the Securities Act.

 “Regulation S Global Note” means one or more Global Notes bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in global form in reliance on Rule 903 of Regulation S.

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 “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the released Redemption Date for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

 “Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend issued under this Second Supplemental Indenture.

 “Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend issued under this Second Supplemental Indenture.

 “Restricted Note” means a Note, unless or until it has been (1) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such Note or (2) eligible to be resold pursuant to Rule 144 (or any similar provision then in force).

 “Rule 144” means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

 “Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

 “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by Parent or any of Parent’s Material Subsidiaries of any property which has been or is to be sold or transferred by Parent or such Material Subsidiary of Parent to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between Parent and a Material Subsidiary of Parent or between Parent’s Material Subsidiaries, (3) leases of a property executed by the time of, or within twelve (12) months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Code.

 “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

 “Securities Act” means the Securities Act of 1933, as amended.

 “Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

 “Special Mandatory Redemption Date” means the date which is twenty (20) Business Days after the earlier to occur of (1) September 6, 2012 and (2) the date on which the Arrangement Agreement is terminated.

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 “Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the Notes together with accrued and unpaid interest, if any, from the date of original issuance to, but not including, the Special Mandatory Redemption Date.

 “Subsidiary” means any corporation, partnership or other legal entity (1) the accounts of which are consolidated with Parent in accordance with GAAP and (2) of which, in the case of a corporation, more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Parent or by one or more other Subsidiaries.

 “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, calculated on the third business day preceding the Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

 “Unrestricted Definitive Note” means a Definitive Note issued under this Second Supplemental Indenture that does not bear and is not required to bear the Private Placement Legend.

 “Unrestricted Global Note” means a Global Note issued under this Second Supplemental Indenture that does not bear and is not required to bear the Private Placement Legend.

 “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Canadian Tax Act”	Section 5.03(a)(1)
“Change in Tax Law”	Section 3.02
“Change of Control Offer”	Section 4.01(a)
“Change of Control Payment”	Section 4.01(a)
“Change of Control Payment Date”	Section 4.01(a)
“Flint”	Section 1.01(b)
“Fox LP”	Recitals
“Guarantors”	Recitals
“Indenture”	Recitals
“Interest Payment Date”	Section 2.04(c)
“Issuers”	Recitals
“Maturity Date”	Section 2.04(b)
“Notes”	Recitals

Term	Defined in Section
“Outside Date”	Section 3.03(a)
“Parent”	Recitals
“Primary Treasury Dealer”	Section 1.01(b)
“Regular Record Date”	Section 2.04(c)
“Second Supplemental Indenture”	Recitals
“Special Mandatory Redemption Event”	Section 3.03(a)
“Taxes”	Section 5.03(a)
“Taxing Jurisdiction”	Section 5.03(a)
“Trigger Period”	Section 1.01(b)
“Trustee”	Recitals

Section 1.03 Incorporation by Reference of Trust Indenture Act.

This Second Supplemental Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Second Supplemental Indenture.  The following TIA terms have the following meanings:

“Commission” means the United States Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Second Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuers and the Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Second Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules promulgated under the TIA have the meanings assigned to them by such definitions.

Section 1.04 Transfer and Exchange.

This Section 1.04 shall replace Section 2.8 of the Base Indenture with respect to the Notes only.

(a) Registration of Transfer and Exchange.  The Issuers shall keep, or cause to be kept, at its office or agency designated for such purpose as provided in Section 2.5 of the Base Indenture, a register or registers in which, subject to such reasonable regulations as the Issuers may prescribe, the Issuers shall register the Notes and the transfers of Notes as provided in Article II of the Base Indenture and which at all reasonable times shall be open for inspection by the Trustee.

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To permit registrations of transfers and exchanges, the Issuers shall execute a new Note or Notes presented for a like aggregate principal amount and in authorized denominations and the Trustee shall authenticate and deliver such Note or Notes upon receipt of an Issuer Order for the authentication and delivery of such Notes.  The Trustee shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.  Prior to such due presentment for the registration of a transfer of any Note, the Trustee, the Issuers, any Paying Agent and the Registrar may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Issuers, the Paying Agent or the Registrar shall be affected by notice to the contrary.

All certifications, certificates and opinions of counsel required to be submitted to the Trustee pursuant to this Section 1.04 to effect a registration of transfer or exchange may be submitted via facsimile, electronic mail or other electronic means.

(b) Service Charge.  No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.13, 5.7 or 9.5 of the Base Indenture).

(c) Transfer and Exchange of Global Notes.  A Global Note may not be exchanged for Notes registered in the names of Holders other than the Depositary except as provided in Sections 2.8 and 2.16 of the Base Indenture.  In any such event, the Issuers will execute the Definitive Notes, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note and, subject to this Section 1.04, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Issuers, if applicable, will authenticate and deliver such Definitive Notes in exchange for such Global Note.  Upon the exchange of the Global Note for such Definitive Notes, the Global Note shall be canceled by the Trustee.  Such Definitive Notes shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall in writing instruct the Trustee.

Except as provided in Sections 2.9 and 2.13 of the Base Indenture, a Global Note may not be exchanged for another Note other than as provided in this Section 1.04(c); provided that beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 1.04(d), 1.04(e) or 1.04(h) hereof.

(d) Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

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(i) Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a United States Person or for the account or benefit of a United States Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  Subject to Section 1.04(d)(iv) hereof, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 1.04(d)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  Subject to Section 1.04(c) hereof, in connection with all transfers and exchanges of beneficial interests that are not subject to Section 1.04(d)(i) above, the transferor of such beneficial interest must deliver to the Registrar, as applicable, either:

(1) both (x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (y) instructions given in accordance with the relevant Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(2) both (x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (y) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 1.04(d)(ii)(1) above.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 1.04(h) hereof, the requirements of this Section 1.04(d)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions delivered by the holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note or Notes pursuant to Section 1.04(i) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Notes may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 1.04(d)(ii) hereof and the Registrar receives the following:

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(1) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(2) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 1.04(d)(ii) hereof and:

(1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 1.04(h) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (x) a Broker-Dealer, (y) a Person participating in the distribution of the Exchange Securities, or (z) a person who is an affiliate (as defined in Rule 144) of either of the Issuers;

(2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4) the Registrar receives the following: (x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this Section 1.04(d)(iv)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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If any such transfer is effected pursuant to Sections 1.04(d)(iv)(2) or (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Issuer Order for the authentication of such Unrestricted Global Note in accordance with Section 2.4 of the Base Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred pursuant to Sections 1.04(d)(iv)(2) or (4) above.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer or Exchange of Beneficial Interests for Definitive Notes.  Subject to Section 1.04(c) hereof:

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(2) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(3) if such beneficial interest is being transferred to a Person who is not a United States Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(4) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(5) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Sections 1.04(e)(i)(2) through (4) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(6) if such beneficial interest is being transferred to the Issuers or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

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(7) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 1.04(i) hereof, and the Issuers shall execute a Restricted Definitive Note in the appropriate principal amount and, upon receipt of an Issuer Order for the authentication and delivery of such Restricted Definitive Note pursuant to Section 2.4 of the Base Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions such Restricted Definitive Note.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1.04(e) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1.04(e)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 1.04(h) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (x) a Broker-Dealer, (y) a Person participating in the distribution of the Exchange Securities or (z) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

(2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4) the Registrar receives the following: (x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this Section 1.04(e)(ii)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 1.04(d)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 1.04(i) hereof, and the Issuers shall execute an Unrestricted Definitive Note in the appropriate principal amount and, upon receipt of an Issuer Order for the authentication and delivery of such Unrestricted Definitive Note in accordance with Section 2.4 of the Base Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions such Unrestricted Definitive Note.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.04(e)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.04(e)(iii) shall not bear the Private Placement Legend.

(f) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Trustee of the following documentation:

(1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(2) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(3) if such Restricted Definitive Note is being transferred to a Person who is not a United States Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(4) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

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(5) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Sections 1.04(f)(i)(2) through (4) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(6) if such Restricted Definitive Note is being transferred to the Issuers or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(7) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of Section 1.04(f)(i)(1) above, the appropriate Restricted Global Note and, in the case of Section 1.04(f)(i)(2) above, the 144A Global Note and, in the case of Section 1.04(f)(i)(3) above, the Regulation S Global Note, as applicable.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 1.04(h) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (x) a Broker-Dealer, (y) a Person participating in the distribution of the Exchange Securities or (z) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

(2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

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(4) the Registrar receives the following: (x) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (y) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this Section 1.04(f)(ii)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this Section 1.04(f)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Notes.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Sections 1.04(f)(ii)(2) or 1.04(f)(ii)(4) hereof or this Section 1.04(f)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Issuer Order for the authentication of such Unrestricted Global Note in accordance with Section 2.4 of the Base Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(g) Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 1.04(g), the Trustee shall register the transfer or exchange of Definitive Notes pursuant to the provisions of Section 1.04(a) hereof.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition to the requirements set forth in Section 1.04(a) hereof, the requesting Holder shall provide any additional certifications, documents, and information, as applicable, required pursuant to the following provisions of this Section 1.04(g).

(i) Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

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(1) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(2) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(3) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinions of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 1.04(h) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (x) a Broker-Dealer, (y) a Person participating in the distribution of the Exchange Securities or (z) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

(2) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4) the Registrar receives the following: (x) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (y) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this Section 1.04(g)(ii)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note in accordance with Section 1.03(a) hereof.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(h) Exchange Offer.  Upon the consummation of the Exchange Offer for Notes in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Issuer Order for the authentication of Unrestricted Global Notes in accordance with Section 2.4 of the Base Indenture and an Opinion of Counsel for the Issuers as to certain matters discussed in this Section 1.04(h), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (1) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of either of the Issuers, and accepted for exchange in the Exchange Offer and (2) the principal amount of Restricted Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 1.04(f)(ii) hereof by Persons that certify that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of either of the Issuers and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Restricted Definitive Notes described in Section 1.04(h)(i)(2) immediately above) and tendered for acceptance by Persons that certify that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Securities and (3) they are not affiliates (as defined in Rule 144) of either of the Issuers.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and, upon receipt of an Issuer Order for the authentication and delivery of such Unrestricted Definitive Notes in accordance with Section 2.4 of the Base Indenture, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Securities Notes in the appropriate principal amount.  The Opinion of Counsel for the Issuers referenced above shall state that the Exchange Securities have been duly authorized by all necessary corporate action of the Company and by all necessary limited partnership action of Fox LP and, when executed, issued and authenticated in accordance with the terms of this Indenture and delivered in exchange for Exchange Notes in accordance with the terms of this Indenture and the Exchange Offer, will be legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to customary exceptions.

(i) Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 of the Base Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

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(j) No Exchange or Transfer.  Neither the Issuers nor the Registrar shall be required (i) to issue, register the transfer of, or exchange Notes for the period beginning at the opening of business fifteen (15) days immediately preceding the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

Section 1.05 Legend.

(a) Each Restricted Note (and all Restricted Notes issued in exchange therefor or in substitution thereof) shall bear a Private Placement Legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (I)(1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS OUTSIDE THE UNITED STATES AND IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND (2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE ISSUERS OR ONE OF THEIR RESPECTIVE AFFILIATES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (II) AGREES THAT IT WILL, AND EACH SUBSEQUENT ACQUIRER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (I) ABOVE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (I)(2)(E) ABOVE, THE ISSUERS RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

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(b) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Sections 1.04(d)(iv), 1.04(e)(ii), 1.04(e)(iii), 1.04(f)(ii), 1.04(f)(iii), 1.04(g)(ii), 1.04(g)(iii) or 1.04(h) (and all Notes issued in exchange therefor or in substitution thereof) shall not bear the Private Placement Legend.

ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION, FORMS, TERMS AND CONDITIONS OF NOTES

Section 2.01 Application of this Second Supplemental Indenture.  Notwithstanding any other provision of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the Holders of the Notes.  The Notes constitute a separate series of Securities as provided in Section 2.1 of the Indenture.

Section 2.02 Creation of the Notes.  In accordance with Section 2.1 of the Indenture, the Issuers hereby create the Notes as a separate series of its Securities issued pursuant to the Indenture.  The Notes shall be issued initially in an aggregate principal amount of $600,000,000.

Section 2.03 Form of the Notes.  The Notes shall each be issued in the form of a Global Note, duly executed by the Issuers and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC.  The Notes shall be substantially in the form of Exhibit A attached hereto.  So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and under such Notes.  Ownership of beneficial interests in such Global Note shall be shown on, and transfers thereof will be effective only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).  No Notations of Guarantees are required to be included on any of the Notes.

Section 2.04 Terms and Conditions of the Notes.

The Notes shall be governed by all the terms and conditions of the Indenture, as supplemented by this Second Supplemental Indenture.  In particular, the following provisions, as well as the provisions of Articles III through VII hereof, shall be terms of the Notes:

(a) Title and Conditions of the Notes.  The title of the Notes shall be as specified in the Recitals, and the aggregate principal amount of the Notes shall be as specified in Section 2.02, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Notes pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Indenture.

(b) Stated Maturity.  The Notes shall mature, and the principal of the Notes shall be due and payable in Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on April 1, 2022 (the “Maturity Date”).

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(c) Payment of Principal and Interest.  The Notes shall bear interest at 5.000% per annum, from and including March 15, 2012 or from the most recent Interest Payment Date (as defined hereafter) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal.  Interest shall be calculated on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.  Interest on the Notes shall be payable semi-annually in arrears in Dollars on April 1 and October 1 of each year, commencing on October 1, 2012 (each such date, an “Interest Payment Date”).  Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on March 15 or September 15 (whether or not that date is a Business Day), as the case may be, immediately preceding such Interest Payment Date (each such date, a “Regular Record Date”).

(d) Registration and Form.  The Notes shall be issuable as registered securities as provided in Section 2.03.  The form of the Notes shall be as set forth in Exhibit A attached hereto.  The Notes shall be issued and may be transferred only in minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.  All payments of principal, accrued unpaid interest, Additional Amounts, Redemption Price, Special Mandatory Redemption Price, any purchase price relating to a Change of Control Offer and any purchase price relating to a redemption for tax reasons in respect of the Notes shall be made by the Issuers as set forth in the Notes.

(e) Legal Defeasance and Covenant Defeasance.  The provisions for legal defeasance in Section 8.2 of the Indenture and the provisions for covenant defeasance in Section 8.3 of the Indenture shall be applicable to the Notes.

(f) Further Issuance.  Notwithstanding anything to the contrary contained herein or in the Indenture, the Issuers may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first Interest Payment Date) as, ranking equally and ratably with, the Notes.  Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes.

(g) Redemption.  The Notes are subject to redemption by the Issuers in whole or in part in the manner described herein.

(h) Guarantees.  The payment of the principal and any accrued and unpaid interest on the Notes, whether at the Maturity Date, by acceleration, by redemption or otherwise, is fully, unconditionally and irrevocably guaranteed, jointly and severally, by the Guarantors as provided in Article X of the Indenture.

(i) Ranking.

(i) Notes.  The Notes will be the general unsecured senior obligations of the Issuers and will (1) rank equally with the Issuers’ other existing and future unsecured senior indebtedness, including Parent’s Credit Agreement, (2) rank senior in right of payment with any of the Issuers’ future subordinated indebtedness and (3) be effectively subordinated to any of Parent’s future secured indebtedness to the extent of the value of the assets securing such indebtedness.

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(ii) Securities Guarantees.  The Securities Guarantees will be the Guarantors’ unsecured senior obligations and will (1) be a senior obligation of such Guarantor and rank equally in right of payment with existing and future senior indebtedness of such Guarantor and (2) be senior in right of payment to all existing and future subordinated indebtedness of such Guarantor.

(j) Sinking Fund.  The Notes are not entitled to any sinking fund.

(k) Other Terms and Conditions.  The Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A hereto.

ARTICLE III

REDEMPTION

Section 3.01 Optional Redemption.

(a) The Issuers may, at their option, at any time and from time to time, redeem the Notes in whole or in part at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments on the Notes to be redeemed, discounted to the applicable redemption date on a semi-annual basis (assuming a three hundred sixty (360)-day year consisting of twelve (12) thirty (30)-day months) at the Treasury Rate plus fifty (50) basis points plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.

(b) At any time on or after January 1, 2022, the Issuers may redeem the Notes, in whole or in part from time to time, at their option, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed.

(c) Except as set forth under Section 3.02 and Section 4.01 hereof, the Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.02 Redemption for Changes in Tax Law.  If an Issuer determines that it has or will become obligated to pay Additional Amounts in respect of any Notes pursuant to Section 5.03 below as a result of (a) any change in or amendment to the laws or treaties (or regulations promulgated thereunder, rulings, technical interpretations, interpretation bulletins or information circulars) of the relevant Taxing Jurisdiction, or (b) any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties, regulations, rulings, technical interpretations, interpretation bulletins or information circulars (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change is announced as formally proposed and becomes effective (i) with respect to Taxes being imposed by Canada or any province, territory or political subdivision thereof or authority therein, on or after the date the Notes are first issued, or (ii) with respect to any Taxing Jurisdiction not included in clause (i) above, the date such Taxing Jurisdiction became a Taxing Jurisdiction (collectively, a “Change in Tax Law”) and such obligation cannot be avoided by such Issuer taking reasonable measures available to it (which for greater certainty does not include substitution of an obligor), then the Issuers may, at their option, redeem the Notes as a whole (but not in part) at 100% of their principal amount, plus accrued and unpaid interest, if any, to the Redemption Date; provided that the Issuers shall have delivered to the Trustee, at least forty five (45) days prior to the specified Redemption Date, (A)(1) an opinion of a counsel of recognized standing with respect to tax matters of the Taxing Jurisdiction, confirming that an Issuer will be obligated to pay such Additional Amounts as a result of a Change in Tax Law and (2) an Officers’ Certificate of an Issuer that such obligation cannot be avoided by such Issuer taking reasonable measures available to it (which for greater certainty does not include substitution of an obligor) and (B) a notice specifying the Redemption Date of such Note shall have been given to Holders thereof at least thirty (30) and not more than sixty (60) days before the specified Redemption Date.  Notwithstanding the foregoing, the Issuers (x) shall have no right to redeem the Notes unless the Taxes imposed that result in the payment of Additional Amounts are still in effect on the date the Issuers seek to redeem the Notes, and (y) no notice of redemption shall be given earlier than ninety (90) days prior to the earliest date on which an Issuer would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

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Section 3.03 Special Mandatory Redemption

(a) All of the outstanding aggregate principal amount of the Notes shall be subject to mandatory redemption by the Issuers on the Special Mandatory Redemption Date in the event that (i) the Acquisition is not completed on or prior to September 6, 2012 (the “Outside Date”), or (ii) the Arrangement Agreement is terminated prior to the Outside Date (any such event, a “Special Mandatory Redemption Event”), at a Redemption Price equal to 101% of the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date.

(b) If a Special Mandatory Redemption Event occurs, the Issuers shall cause a notice of a Special Mandatory Redemption to be delivered promptly after the occurrence of the Special Mandatory Redemption Event via first-class mail to each Holder of Notes at its registered address, with a copy to the Trustee.  Such notice shall state (i) that a Special Mandatory Redemption Event has occurred, (ii) the Special Mandatory Redemption Date, (iii) the Redemption Price, inclusive of accrued interest through, but not including, the Special Mandatory Redemption Date, (iv) the name and address of the Paying Agent and (v) that no representation is made as to the accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.  The Issuers shall perform the Special Mandatory Redemption on the Special Mandatory Redemption Date and shall pay to the Paying Agent at or prior to 11:00 a.m. (New York time) on the Special Mandatory Redemption Date cash sufficient to permit all outstanding Notes to be redeemed at the special mandatory Redemption Price.  If, on or before the Special Mandatory Redemption Date, funds sufficient to pay the special mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Paying Agent, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest and, other than the right to receive the special mandatory Redemption Price all rights under the Notes shall terminate.

Section 3.04 Open Market Repurchases.  Notwithstanding any provision hereunder or under the Indenture to the contrary, the Issuers may purchase Notes from investors who are willing to sell from time to time, whether pursuant to an issuer tender offer, open market purchase, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.  Notes that the Issuers purchase may, at the discretion of the Issuers, be held, resold or canceled by the Issuers.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01 Repurchase Upon a Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Issuers have exercised their right or obligation to redeem the Notes as described in Sections 3.01, 3.02 and 3.03 above, as applicable, by giving irrevocable notice to the Trustee in accordance with the Indenture, each Holder of Notes will have the right to require the Issuers to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

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Within thirty (30) days following the date upon which the Change of Control Triggering Event occurred or, at the Issuers’ option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuers will be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer.  Such notice will state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).  The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.  Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(i) accept, or cause a third party to accept, all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit, or cause a third party to deposit, with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver, or cause to be delivered, to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by the Issuers of Notes pursuant to the Change of Control Offer have been complied with.

(c) The Issuers will not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control Triggering Event if a third party makes such offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuers, and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

(d) The Issuers will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuers will comply with those securities laws and regulations and will not be deemed to have breached their respective obligations under this Section 4.01(d) by virtue of any such conflict.

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ARTICLE V

COVENANTS

The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding:

Section 5.01 Limitations on Liens.

(a) Parent shall not (nor will Parent permit any Material Subsidiary to) create or incur any Lien on any Principal Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of Parent’s Indebtedness or that of any Material Subsidiary, without effectively providing that the Notes (together with, if Parent shall so determine, any other Indebtedness ranking equally with the Notes or the Securities Guarantees) shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(i) Liens existing as of the issue date of the Notes;

(ii) Liens granted after the issue date, created in favor of the Holders of the Notes;

(iii) Liens in Parent’s favor or in favor of any of Parent’s Subsidiaries;

(iv) Liens on Principal Property existing at the time Parent or a Material Subsidiary acquired or leased the Principal Property, including Principal Property acquired by Parent or a Material Subsidiary through a merger or similar transaction;

(v) Liens on any Principal Property acquired, constructed or improved by Parent or any Material Subsidiary after the date of the Indenture, which Liens are created or assumed contemporaneously with, or within one hundred and eighty (180) days of, such acquisition, construction, improvement or commencement of commercial operation of such Principal Property and which are created to secure, or provide for the payment of, all or any part of the cost of such acquisition, construction or improvement;

(vi) Liens on property of any Person existing at the time such Person becomes a Material Subsidiary, provided that such Liens are not incurred in anticipation of such Person becoming a Material Subsidiary and do not extend to any property other than those of such Person;

(vii) Liens securing (1) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (2) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (3) other non-delinquent obligations of a like nature (including those to secure health, safety and environmental obligations) in each case incurred in the ordinary course of business;

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(viii) Liens consisting of judgment or judicial attachment liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments; provided that (1) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed, and (2) the aggregate amount secured by all such Liens does not at any time exceed the greater of (x) $100,000,000 and (y) 4% of Parent’s Consolidated Net Tangible Assets; or

(ix) any Lien renewing, extending or replacing any Lien referred to above, to the extent that (1) the principal amount of the Indebtedness secured by such Lien is not increased and (2) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

(b) Notwithstanding the foregoing, Parent and its Subsidiaries may, without securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, the aggregate amount of all Indebtedness secured by such Liens (not including Liens permitted by clauses (i) through (ix) above), plus the aggregate amount of Attributable Debt permitted under Section 5.02 below, does not exceed 15% of Parent’s Consolidated Net Tangible Assets.

Section 5.02 Restrictions on Sale and Leaseback Transactions.

(a) Parent shall not, and shall not permit any Material Subsidiary to, enter into any Sale and Leaseback Transaction with respect to a Principal Property, whether now owned or hereafter acquired, of Parent or any Material Subsidiary, unless:

(i) after giving effect thereto, the aggregate amount of all Attributable Debt of Parent and its Material Subsidiaries with respect to Sale and Leaseback Transactions involving Principal Properties plus the aggregate amount of all Indebtedness secured by Liens on any Principal Property incurred without equally and ratably securing the Notes pursuant to Section 5.01 above would not exceed 15% of Parent’s Consolidated Net Tangible Assets; or

(ii) within 270 days of the effective date of such Sale and Leaseback Transaction involving a Principal Property, Parent or such Material Subsidiary applies an amount not less than the greater of (1) the net proceeds of the Sale and Leaseback Transaction and (2) the fair market value of the Principal Property so leased at the time of such transaction to (A) the voluntary retirement or prepayment, and in either case, the permanent reduction, of Indebtedness of Parent or a Material Subsidiary (other than Indebtedness that is subordinated to the Notes or Securities Guarantees) or (B) the acquisition, construction, development, expansion or improvement of other property that will constitute Principal Property.

(b) The restriction set forth in Section 5.01(a) above will not apply to any Sale and Leaseback Transaction, and there will be excluded from Attributable Debt in any computation under Section 5.01 any Sale and Leaseback Transaction, if:

(i) such transaction was entered into prior to the issue date of the Notes;

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(ii) such transaction involves a lease for less than three (3) years; or

(iii) such transaction involves the sale and leasing back to Parent of any Principal Property by one of Parent’s Material Subsidiaries or the sale and leasing back to one of Parent’s Material Subsidiaries by another of Parent’s Material Subsidiaries.

Section 5.03 Additional Amounts

.

(a) All payments made under the Notes or the Securities Guarantees shall be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of Canada or, if any Issuer, a Surviving Person or any Guarantor is not a corporation, any jurisdiction in which a member or partner of such Issuer, Surviving Person, or any Guarantor, as applicable (or, if such member or partner is not a corporation, to the extent payments made under the Notes or the Guarantees would be subject to withholding tax in such jurisdiction, the jurisdiction in which an indirect member or partner of such Person) is organized or resident for tax purposes, or any province, territory or political subdivision thereof, or any authority therein or thereof having the power to tax (each, a “Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is required by law or by the interpretation or administration of such law.  In that event, the Issuers or the applicable Guarantor, as the case may be, will pay such Additional Amounts as may be necessary in order that the net amounts received by the Holders of the Notes after such withholding or deduction, including any withholding or deduction with respect to such Additional Amounts, shall equal the amounts which would have been receivable in respect of the Notes in the absence of such withholding or deduction.  Notwithstanding the foregoing, no such Additional Amounts shall be payable by the Issuers or any Guarantor , as the case may be, with respect to:

(i) payments to a Holder or beneficial owner who is liable for such Taxes imposed or levied by a Taxing Jurisdiction in respect of such Note (1) by reason of the Holder or beneficial owner being a Person with whom the applicable obligor or any of its members does not deal at arm’s length for the purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”) at the time of making such payment or (2) by reason of the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and the Taxing Jurisdiction, including, without limitation, the Holder or beneficial owner being or having been a citizen, national, or resident, engaged in a trade or business or physically present in the Taxing Jurisdiction or having or having had a permanent establishment in the Taxing Jurisdiction (excluding, in each case, any connection arising from the mere holding or receiving payments or enforcing any rights in respect of such note);

(ii) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Tax;

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(iii) any Tax imposed as a result of the failure of a Holder or beneficial owner of a Note to comply with certification, identification, declaration or similar reporting requirements concerning, without limitation, the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of the Holder or beneficial owner of such Note, if such compliance is required by statute, treaty, regulation or administrative pronouncement as a precondition to relief or exemption from such Tax and if the Issuers or any Guarantor has provided the beneficial owner or its nominee with a written request to provide such declaration or claim at least thirty (30) days’ before such withholding or deduction would be payable;

(iv) any Tax which is payable otherwise than by deduction or withholding from payment of, or interest on, such Note or any Guarantee;

(v) any withholding or deduction that is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vi) any Tax that is imposed on or with respect to a payment made to a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent;

(vii) any Taxes imposed as a result of the presentation of a Note for payment more than thirty (30) days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such thirty (30) day period);

(viii) any Taxes imposed by the United States of America, any state thereof, the District of Columbia, any political subdivision thereof or any authority therein or thereof having the power to tax; or

(ix) any combination of items (i) – (viii) above;

nor will such Additional Amounts be paid with respect to any payment on any Note to a Holder or beneficial owner who is a fiduciary or partnership or other than the sole beneficial owner of such note to the extent that a beneficiary or settler with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to receive a payment of such Additional Amounts had such beneficiary, settler, member or beneficial owner received directly its beneficial or distributive share of such payment.

ARTICLE VI

AGREEMENT TO BE BOUND; SECURITIES GUARANTEE

Section 6.01 Agreements to be Bound.  Each Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The Guarantors agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

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Section 6.02 Guarantees.  Each Guarantor hereby fully, unconditionally and irrevocably guarantees, jointly and severally with each of the Guarantors, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, the full and punctual payment when due, whether at maturity, by redemption, acceleration or otherwise, of the obligations of the Issuers under the Notes and the other guaranteed obligations of the Issuers set forth in Article X of the Indenture.  The terms of each Securities Guarantee are more fully set forth in Article X of the Indenture and each Guarantor agrees to be bound by such terms.  Notwithstanding any provision hereof to the contrary upon the release of any Securities Guarantee of a Guarantor pursuant to Section 10.3 of the Indenture, each reference to “Guarantor” herein and in the Notes shall exclude such Person.

Section 6.03 Future Guarantors.  The Issuers shall cause any domestic Subsidiaries of Parent that become guarantors under Parent’s Credit Agreement or that are wholly owned domestic obligors or wholly owned domestic guarantors, individually or collectively, under any other future Indebtedness of Parent or its Subsidiaries in excess of $100,000,000 to, at the same time, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary will guarantee payment of the Notes and all other Obligations of the Issuers on the same terms and conditions as those set forth in the Indenture.  Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture until such Securities Guarantee is released in accordance with the provisions of the Indenture.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Ratification of Indenture.

This Second Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Second Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 7.02 Trust Indenture Act Controls.

If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Second Supplemental Indenture by the TIA, the required or deemed provision shall control.

Section 7.03 Notices.

All notices and other communications shall be given as provided in the Indenture; provided that notices to a Guarantor shall be given to such Guarantor in care of the Issuers; and, provided further that notices to the Trustee shall include in the “Attention” line a reference to the “5.000% Senior Notes due 2022.”

Section 7.04 Governing Law.

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THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO.  EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 7.05 Successors.

All agreements of the Issuers and the Guarantors in this Second Supplemental Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

Section 7.06 Multiple Originals.

The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Second Supplemental Indenture.  The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 7.07 Headings.

The article and section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 7.08 Trustee Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Issuers and the Guarantors, and the Trustee does not assume any responsibility for the accuracy of the recitals.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the Notes (other than its certification of authentication), and the Trustee will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture and perform its Obligations hereunder.

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

TRUSTEE
U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Paula Oswald

Name:	Paula Oswald

Title:	Vice President

ISSUERS
URS CORPORATION

By:	/s/ H. Thomas Hicks

Name:	H. Thomas Hicks

Title:	Chief Financial Officer

URS FOX US LP

By:	/s/ H. Thomas Hicks

Name:	H. Thomas Hicks

Title:	Authorized Officer

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GUARANTORS

B.P. BARBER & ASSOCIATES, INC.
E.C. DRIVER & ASSOCIATES, INC.
FORERUNNER CORPORATION
URS CONSTRUCTION SERVICES, INC.
URS CORPORATION – NORTH CAROLINA
URS CORPORATION (NEVADA)
URS CORPORATION GREAT LAKES
URS CORPORATION SOUTHERN
URS ENERGY & CONSTRUCTION, INC.
URS GLOBAL HOLDINGS, INC.
URS GROUP, INC.
URS HOLDINGS, INC.
URS INTERNATIONAL PROJECTS, INC.
URS ALASKA, LLC
WASHINGTON DEMILITARIZATION COMPANY, LLC
WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC
WASHINGTON OHIO SERVICES LLC

By:	/s/ H. Thomas Hicks

Name:	H. Thomas Hicks

Title:	Authorized Officer

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EG&G DEFENSE MATERIALS, INC.
LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.
URS FEDERAL SERVICES, INC.
URS FEDERAL SERVICES INTERNATIONAL, INC.
URS FEDERAL SUPPORT SERVICES, INC.
URS FEDERAL TECHNICAL SERVICES, INC.

By:	/s/ Randall A. Wotring

Name:	Randall A. Wotring

Title:	Authorized Officer

RUST CONSTRUCTORS INC. URS CORPORATION - OHIO URS NUCLEAR LLC

By:	/s/ Judy L. Rodgers

Name:	Judy L. Rodgers

Title:	Authorized Officer

AMAN ENVIRONMENTAL CONSTRUCTION, INC.

By:	/s/ Steven M. Aman

Name:	Steven M. Aman

Title:	Authorized Officer

APPTIS, INC.

By:	/s/ Mark Gray

Name:	Mark Gray

Title:	Authorized Officer

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CLEVELAND WRECKING COMPANY

By:	/s/ Aaron Fetzer

Name:	Aaron Fetzer

Title:	Authorized Officer

SIGNET TESTING LABORATORIES, INC.

By:	/s/ Ronald Scott Wilson

Name:	Ronald Scott Wilson

Title:	Authorized Officer

URS CORPORATION – NEW YORK

By:	/s/ Francis Geran

Name:	Francis Geran

Title:	Authorized Officer

URS OPERATING SERVICES, INC.

By:	/s/ Gary Jandegian

Name:	Gary Jandegian

Title:	Authorized Officer

WGI GLOBAL INC.

By:	/s/ Robert W. Zaist

Name:	Robert W. Zaist

Title:	Authorized Officer

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SCHEDULE I

LIST OF GUARANTORS

1. Aman Environmental Construction, Inc.

2. Apptis, Inc.

3. B.P. Barber & Associates, Inc.

4. Cleveland Wrecking Company

5. E.C. Driver & Associates, Inc.

6. EG&G Defense Materials, Inc.

7. ForeRunner Corporation

8. Lear Siegler Logistics International, Inc.

9. Rust Constructors Inc.

10. Signet Testing Laboratories, Inc.

11. URS Alaska, LLC

12. URS Construction Services, Inc.

13. URS Corporation Great Lakes

14. URS Corporation Southern

15. URS Corporation (Nevada)

16. URS Corporation - New York

17. URS Corporation - North Carolina

18. URS Corporation - Ohio

19. URS Energy & Construction, Inc.

20. URS Federal Services, Inc.

21. URS Federal Services International, Inc.

22. URS Federal Support Services, Inc.

23. URS Federal Technical Services, Inc.

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24. URS Global Holdings, Inc.

25. URS Group, Inc.

26. URS Holdings, Inc.

27. URS International Projects, Inc.

28. URS Nuclear LLC

29. URS Operating Services, Inc.

30. Washington Demilitarization Company, LLC

31. Washington Government Environmental Services Company LLC

32. Washington Ohio Services LLC

33. WGI Global Inc.

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EXHIBIT A

FORM OF NOTE

[Insert Private Placement Legend and/or Global Security Legend.]

CUSIP/CINS [__]

5.000% Senior Notes due 2022

No. [__]	$[__]

URS CORPORATION
URS FOX US LP

promise to pay to CEDE & CO. or registered assigns,

the principal sum of _____________________________________________ DOLLARS on April 1, 2022.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Dated:  March 15, 2012

Each Holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions.  Each Holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee.  The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be signed in accordance with Section 2.4 of the Base Indenture (as defined below).

URS CORPORATION		URS FOX US LP

By:		By:
	Name: H. Thomas Hicks		Name: H. Thomas Hicks
	Title: Chief Financial Officer		Title: Authorized Officer

By:		By:
	Name: Judy Rodgers		Name: Judy Rodgers
	Title: Vice President, Treasurer		Title: Authorized Officer

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CERTIFICATE OF AUTHENTICATION

This is one of the 5.000% Senior Notes due 2022 issued by URS Corporation and URS Fox US LP of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Date: March 15, 2012	By:
Name: Paula Oswald
Title: Vice President

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URS CORPORATION
URS FOX US LP

5.000% Senior Notes due 2022

This Note is one of a duly authorized series of debt securities of URS Corporation, a Delaware corporation (“Parent”), and URS Fox US LP, a Delaware limited partnership and wholly owned subsidiary of Parent (“Fox LP” and, together with Parent, the “Issuers”), issued or to be issued in one or more series under and pursuant to an Indenture for the Issuers’ debt instruments evidencing their Indebtedness, dated as of March 15, 2012 (the “Base Indenture”), duly executed and delivered by and among the Issuers and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 15, 2012 (the “First Supplemental Indenture”), by and between the Issuers, the guarantors party thereto (the “Guarantors”) and the Trustee and by the Second Supplemental Indenture, dated as of March 15, 2012 (the “Second Supplemental Indenture”), by and between the Issuers, the Guarantors and the Trustee.  The Base Indenture as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture is referred to herein as the “Indenture.”  By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture.  This Note is one of the series designated on the face hereof (individually, a “Note” and, collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Issuers, the Guarantors and the Holders of the Notes (the “Holders”).  Capitalized terms used but not expressly defined herein shall have the meanings given them in the Indenture.

1. Interest.  The rate at which the Notes shall bear interest shall be 5.000% per annum, plus Additional Interest, if any, payable pursuant to the Registration Rights Agreement.  The date from which interest shall accrue on the Notes shall be March 15, 2012, or the most recent Interest Payment Date to which interest has been paid or duly provided for.  The Interest Payment Dates for the Notes shall be April 1 and October 1 of each year, beginning October 1, 2012.  Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the March 15 and September 15 prior to each Interest Payment Date.  The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

2. Method of Payment.  The Issuers will pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment.  In the event that the Notes or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will be paid upon presentation and surrender of such Notes as provided in the Indenture.  The principal of and the interest on the Notes shall be payable in Dollars at the office or agency of the Issuers maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee, will act as Paying Agent and Registrar.  The Issuers may change or appoint any Paying Agent or Registrar without notice to any Holder.  Either of the Issuers or any of their respective Subsidiaries may act in any such capacity.

4. Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified.  The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms.  The Notes are senior unsecured obligations of the Issuers and constitute the series designated on the face hereof as the “5.000% Senior Notes due 2022,” initially limited to $600,000,000 in aggregate principal amount.  The Issuers will furnish to any Holders upon written request and without charge a copy of the Indenture.  Requests may be made to: URS Corporation, 600 Montgomery Street, 26th Floor, San Francisco, California 94111-2728, Attention: General Counsel.

5. Redemption.  At the Issuers’ option or pursuant to the Issuers’ obligation, as applicable, the Notes may be redeemed or purchased, in each case, in whole or in part at any time or from time to time prior to the Stated Maturity of the Notes, as provided in Article III of the Second Supplemental Indenture.  The Notes will not have the benefit of any sinking fund.

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6. Change of Control Triggering Event.  Upon the occurrence of a Change of Control Triggering Event, unless the Issuers have exercised their right or obligation, as applicable, to redeem this Note as described in Article III of the Second Supplemental Indenture, the Holder of this Note will have the right to require that the Issuers purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Note pursuant to the Change of Control Offer, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of a Holder of this Note on the relevant record date to receive interest due on the relevant Interest Payment Date.  Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Issuers’ option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuers must send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, in accordance with Section 4.01 of the Second Supplemental Indenture, which notice shall govern the terms of the Change of Control Offer.

7. Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 or any integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in Section 1.04 of the Second Supplemental Indenture.  The Notes may be presented for exchange or for registration of transfer at the offices of the Issuers or their respective agents designated by the Issuers for such purpose.  No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.13, 5.7 or 9.5 of the Base Indenture).  Neither the Issuers nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

8. Persons Deemed Owners.  The Person in whose name this Note is registered may be treated as its owner for all purposes, including for the purpose of receiving payments of principal of, premium (if any) or interest on, or any Additional Amounts with respect to, this Note.

9. Repayment to the Issuers.  The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal of, premium, if any, on, or interest or Additional Amounts, if any, on the Notes that remains unclaimed for one year after such principal, premium, if any, or interest or Additional Amounts, if any, has become due and payable.  After that, Holders entitled to the money must look to the Issuers for payment as general unsecured creditors unless an applicable abandoned property law designates another person.

10. Amendments, Supplements and Waivers.  The Issuers and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder:  (a) to cure any ambiguity, defect or inconsistency, provided such action does not adversely affect the Holders of the Notes in any material respect, (b) to provide for uncertificated Notes in addition to or in place of certificated Notes, (c) to evidence the assumption of the Issuers’ obligations to Holders in the case of a merger, consolidation or sale or assets, (d) to add to the covenants of the Issuers or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor, (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights of any Holder, (f) to add any additional Events of Default with respect to the Notes for the benefit of the Holders, (g) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, (h) to add any Guarantor with respect to the Notes, (i) to secure the Notes, (j) to appoint a successor trustee, or (k) to conform the text of the Indenture or the Notes to the description thereof in any prospectus or prospectus supplement of the Issuers.  The Issuers and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes.  Except as provided in Section 6.4 of the Base Indenture, the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes) may waive compliance by the Issuers with any provision of the Indenture or the Notes.

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11. Defaults and Remedies.  If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default in Sections 6.1(f) or 6.1(g) of the Base Indenture), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest and Additional Amounts, if any, and premium, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable.  If an Event of Default specified in Sections 6.1(f) or 6.1(g) of the Base Indenture shall occur, the principal of and accrued and unpaid interest and Additional Amounts, if any, and premium, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes.  Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered the Trustee security or indemnity satisfactory to it.  Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

12. Trustee May Hold Securities.  The Trustee, subject to certain limitations imposed by the TIA, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

13. No Recourse Against Others.  No director, manager, officer, employee, incorporator, member, partner, stockholder or other owner of Capital Stock of either of the Issuers or any Guarantor, as such, will have any liability for any obligations of either of the Issuers or any Guarantor under the Notes, the Indenture or the Securities Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

14. Discharge of Indenture.  The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication.  This Note shall not be valid until the Trustee manually signs the certificate of authentication attached to this Note.

16. Additional Amounts.  The Issuers may be obligated to pay Additional Amounts on this Note to the extent provided in the Indenture.

17. Registration Rights Agreement.  In addition to the rights provided to the Holders of Notes under the Indenture, Holders shall have the rights set forth in the Registration Rights Agreement, dated as of March 15, 2012, by and among the Issuers and the other parties named on the signature pages thereof.

18. Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Governing Law; Waiver of Jury Trial.  THE INDENTURE, THIS NOTE AND THE SECURITIES GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO.  EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE SECURITIES GUARANTEES OR THE TRANSACTION CONTEMPLATED BY THE INDENTURE.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to:

___________________________________________
(Insert Assignee’s Legal Name)

___________________________________________
(Insert Assignee’s Social Security or Tax Identification Number)

___________________________________________
___________________________________________
___________________________________________
___________________________________________
(Print or Type Assignee’s Name and Address, including Zip Code)

and irrevocably appoint

as agent to transfer this Note on the books of each of the Issuers.  The agent may substitute another to act for him.

Date:	___________________________________________

Signature:	___________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:	___________________________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor acceptable to the Trustee.)

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.01 of the Second Supplemental Indenture, check the box:

☐           4.01 Repurchase Upon a Change of Control Triggering Event

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.01 of the Second Supplemental Indenture, state the amount:  $_________________________.

Date:	___________________________________________

Signature:	___________________________________________
(Sign exactly as your name appears on the face of this Note)

SSN/TIN:	___________________________________________
(Insert Assignee’s Social Security or Tax Identification Number)

Signature Guarantee:	___________________________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor acceptable to the Trustee.)

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

URS Corporation
URS Fox US LP
600 Montgomery Street, 26th Floor
San Francisco, California 94111
Attention:  General Counsel

U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention:  Paula Oswald

Re:  5.000% SENIOR NOTES DUE 2022

To Whom It May Concern:

Reference is hereby made to the Indenture, dated as of March 15, 2012 (the “Base Indenture”), by and among URS Corporation, a Delaware corporation (“Parent”), URS Fox US LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Fox LP” and, together with Parent, the “Issuers”), and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by that certain First Supplemental Indenture, dated as of March 15, 2012, by and among the Issuers, the guarantors party thereto (the “Guarantors”) and the Trustee (the “First Supplemental Indenture”) and that certain Second Supplemental Indenture, dated as of March 15, 2012, by and among the Issuers, the Guarantors and the Trustee (the “Second Supplemental Indenture,” and the Base Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.  [__] (the “Transferor”) owns and proposes to transfer the Note or Notes or interest[s] in such Note or Notes specified in Annex A hereto, in the principal amount of $[__] in such Note or Notes or interest[s] (the “Transfer”), to [__] (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

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2.  ☐Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (y) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (z) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. Person (as such is defined in Regulation S) or for the account or benefit of a U.S. Person (other than an initial purchaser of the Notes) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐ Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)  ☐ Such Transfer is being effected to the Issuers or a Subsidiary of one of the Issuers; or

(c)  ☐ Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)  ☐ Such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 under the Securities Act, or Rule 903 or Rule 904 of Regulation S under the Securities Act, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Note and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form attached as Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act.

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4.  ☐Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(b)  ☐Check if Transfer is pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(c)  ☐Check if Transfer is pursuant to other exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 under the Securities Act, or Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Print Name of Transferor]

By:
Name:
Title:

Date:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP 903243 AB9), or

		(ii)	☐	Regulation S Global Note (CUSIP U9154L AB1), or

	(b)	☐	a Restricted Definitive Note.

2.	After the transfer the Transferee will hold:

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP 903243 AB9), or

		(ii)	☐	Regulation S Global Note (CUSIP U9154L AB1), or

		(iii)	☐	Unrestricted Global Note (CUSIP [__]), or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

URS Corporation
URS Fox US LP
600 Montgomery Street, 26th Floor
San Francisco, California 94111
Attention:  General Counsel

U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention:  Paula Oswald

Re:  5.000% SENIOR NOTES DUE 2022

To Whom It May Concern:

Reference is hereby made to the Indenture, dated as of March 15, 2012 (the “Base Indenture”), by and among URS Corporation, a Delaware corporation (“Parent”), URS Fox US LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Fox LP” and, together with Parent, the “Issuers”), and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by that certain First Supplemental Indenture, dated as of March 15, 2012, by and among the Issuers, the guarantors party thereto (the “Guarantors”) and the Trustee (the “First Supplemental Indenture”) and that certain Second Supplemental Indenture, dated as of March 15, 2012, by and among the Issuers, the Guarantors and the Trustee (the “Second Supplemental Indenture,” and the Base Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.  [__] (the “Owner”) owns and proposes to exchange the Note or Notes or interest[s] in such Note or Notes specified herein, in the principal amount of $[__] in such Note or Notes or interest[s] (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)  ☐Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

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(b)  ☐Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)  ☐Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)  ☐Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)  ☐Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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(b)  ☐Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] ☐ 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issues.

[Print Name of Owner]

By:
Name:
Title:

Date:

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EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

URS Corporation
URS Fox US LP
600 Montgomery Street, 26th Floor
San Francisco, California 94111
Attention:  General Counsel

U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention:  Paula Oswald

Re:  5.000% SENIOR NOTES DUE 2022

To Whom It May Concern:

Reference is hereby made to the Indenture, dated as of March 15, 2012 (the “Base Indenture”), by and among URS Corporation, a Delaware corporation (“Parent”), URS Fox US LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Fox LP” and, together with Parent, the “Issuers”), and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by that certain First Supplemental Indenture, dated as of March 15, 2012, by and among the Issuers, the guarantors party thereto (the “Guarantors”) and the Trustee (the “First Supplemental Indenture”) and that certain Second Supplemental Indenture, dated as of March 15, 2012, by and among the Issuers, the Guarantors and the Trustee (the “Second Supplemental Indenture,” and the Base Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $[__] aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

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2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (1) to the Issuers or any of their respective Subsidiaries, (2) in the United States to a person whom the seller reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (3) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (4) to an institutional “accredited investor” (as defined below) that, prior to such transfer furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in the form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (5) pursuant to an effective registration statement under the Securities Act, in each of cases (1) through (5) in accordance with any applicable securities laws of any State of the United States, and we further agree to notify any purchaser of the Notes from us of the resale restrictions referred to above.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the initial purchasers of the Notes.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Print Name of Accredited Investor]

By:
Name:
Title:

Date: